NEWS RELEASE
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Bradley T. Howes
Investor Relations Officer
(248) 312-2000

Flagstar Enters into Agreement to Sell Mortgage Servicing Rights

Significantly reduces MSR concentration
Flagstar to sub-service mortgage loans associated with MSRs being sold

TROY, Mich., December 18, 2013 -- Flagstar Bancorp, Inc. (NYSE: FBC) ("Flagstar"), the holding company for Flagstar Bank, FSB, today announced that the Bank has entered into a definitive agreement to sell a substantial portion of its mortgage servicing rights ("MSRs") portfolio to Matrix Financial Services Corporation ("Matrix"), a wholly owned subsidiary of Two Harbors Investment Corp.

The agreement provides for the sale of $40.7 billion in aggregate unpaid principal balance of residential MSRs, which represented 55 percent of Flagstar’s mortgage loans serviced-for-others portfolio as of September 30, 2013. Covered under the agreement are certain mortgage loans serviced for both Fannie Mae and Ginnie Mae, originated primarily after 2010.

The acquisition is expected to close before the end of the year, and is subject to customary closing conditions.

A central component of this transaction is that Flagstar will act as the sub-servicer on all of the mortgage loans underlying the MSRs being sold under the agreement. As a result, Flagstar will receive sub-servicing income and retain a portion of the ancillary fees to be paid as the sub-servicer of the loans. Unless terminated earlier in accordance with its terms, the sub-servicing agreement will remain in effect so long as mortgage loans underlying the MSRs remain outstanding.

"Today’s transaction is an important step in our continued effort to augment our mortgage origination business, thus better positioning Flagstar to deliver improved financial performance and increased shareholder value," said Alessandro (Sandro) DiNello, Flagstar’s President and Chief Executive Officer. "We periodically evaluate the sale of MSRs as a way to reduce the concentration of the asset and strengthen the quality of our capital, and we are pleased to be able to achieve a significant transaction in MSRs while also retaining the underlying sub-servicing associated with the asset itself."

"This transaction significantly reduces our MSR concentration and demonstrates continued progress in management’s efforts to strengthen the balance sheet," said Lee Smith, Flagstar’s Chief Operating Officer.
"Equally important, we are able to utilize Flagstar’s servicing platform to generate on-going servicing revenue and diversify the Company’s operations. We believe our re-branded servicing platform presents an attractive opportunity for organizations that are looking to purchase MSRs and have Flagstar sub-service those loans, and we believe there is a growing market for such services."

About Flagstar

Flagstar is a full-service financial institution offering a range of products and services to consumers, businesses, and homeowners. With $11.8 billion in total assets at September 30, 2013, Flagstar is the largest bank headquartered in Michigan. Flagstar operates 111 banking centers, all of which are located in Michigan, and 45 home lending centers located in 19 states, which primarily originate one-to-four family residential first mortgage loans. Originating loans nationwide, Flagstar is one of the leading originators of residential first mortgage loans. For more information, please visit flagstar.com.

Forward Looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements, by their nature, involve estimates, projections, goals, forecasts, assumptions, risks and uncertainties that are difficult to predict and could cause actual results or outcomes to differ materially from those expressed in a forward-looking statement. Forward-looking statements contained in this press release and any information related to expectations about future events or results are based upon information available to the Company as of the date hereof. Forward-looking statements can be identified by such words as "anticipates," "intends," "plans," "seeks," "believes," "expects", "estimates," and similar references to future periods. Examples of forward-looking statements include, but are not limited to, statements made regarding the Company's current expectations, plans or forecasts of its core business drivers, credit related costs, asset quality, capital adequacy and liquidity, the implementation of the Company's business plan and growth strategies, the suspension of dividend payments on preferred stock, the deferral of interest payment on trust preferred securities, the result of improvements to the Company's servicing processes, the Company's strategy for outsourcing its non-core default servicing business and other similar matters. Although we believe that these forward-looking statements are based on reasonable estimates and assumptions, they are not guarantees of future performance and are subject to known and unknown risks, uncertainties, contingencies, and other factors. Accordingly, we cannot give you any assurance that our expectations will in fact occur or that actual results will not differ materially from those expressed or implied by such forward-looking statements. We caution you not to place undue reliance on any forward-looking statement and to consider all of the following uncertainties and risks, as well as those more fully discussed in the Company's filings with the Securities and Exchange Commission ("SEC"), including, but not limited to, our Form 10-K and Forms 10-Q: volatile interest rates that impact, among other things, the mortgage banking business, our ability to originate loans and sell assets at a profit, prepayment speeds and our cost of funds; changes in regulatory capital requirements or an inability to achieve or maintain desired capital ratios; actions of mortgage loan purchasers, guarantors and insurers regarding repurchases and indemnity demands and uncertainty related to foreclosure procedures; uncertainty regarding pending and threatened litigation; our ability to control credit related costs and forecast the adequacy of reserves; the imposition of regulatory enforcement actions against us; our compliance with the Supervisory Agreement with the Board of Governors of the Federal Reserve System and the Consent Order with the Office of the Comptroller of the Currency. Except to the extent required under the federal securities laws and the rules and regulations promulgated by the SEC, the Company undertakes no obligation to update any such statement to reflect events or circumstances after the date on which it is made.